EXHIBIT 10.6

Execution Copy

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. THIS LEGEND SHALL BE IMPRINTED ON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

WARRANT TO PURCHASE

COMMON STOCK OF

Prolong International Corporation

THIS CERTIFIES that, for value received, ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership (“St. Cloud”), or its permitted assigns (collectively, the “Holder”), is entitled to purchase from PROLONG INTERNATIONAL CORPORATION, a Nevada corporation (the “Company”), at any time, and from time to time, during the exercise period referred to in Section 1 hereof, 4,885,492 fully paid, validly issued and nonassessable shares (the “Warrant Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), at the exercise price of $0.06 (the “Warrant Share Price”); provided that if an Event of Default occurs under the St. Cloud Note (as defined in the Securities Purchase Agreement (as defined below)) that involves in excess of Twenty Five Thousand Dollars ($25,000) or may result in losses or damages to the Company or Holder in excess of Twenty Five Thousand Dollars ($25,000) and is not cured or waived by Holder within thirty (30) days thereafter, then this Warrant shall automatically become exercisable to purchase an additional number of Warrant Shares (any such additional Warrant Shares shall be considered Warrant Shares hereunder and are also sometimes referred to as “Additional Warrant Shares”) equal to (A) the Warrant Percentage (as defined below) multiplied by (B) ten percent (10%) of the total number of shares of Common Stock outstanding as of the date of the Event of Default on a fully diluted basis assuming exercise of this Warrant and any other options, warrants or convertible securities outstanding as of such date and including in such calculation all Additional Warrant Shares into which this Warrant becomes exercisable, except that to the extent required by Rule 713 of the American Stock Exchange, the Warrant Share Price for such Additional Warrant Shares (and only for such Additional Warrant Shares) shall equal the greater of (i) the Fair Market Value (as defined herein) of the Common Stock (or other securities underlying this Warrant at such time) as of the date of the Event of Default, (ii) the book value per share of the Common Stock as of the date of the Event of Default, or (iii) the Additional Warrant Share Price (as calculated below):

X =     A     +     (A – $0.06)(B)

                        C

Where:

X = the Additional Warrant Share Price

A = the greater of (i) the closing price of the Common Stock as reported by the American Stock Exchange on the Closing Date (as such term is defined in the Securities Purchase Agreement) or (ii) the book value per share of the Common Stock on the Closing Date

B = the number of Warrant Shares represented by this Warrant on the date of the Event of Default plus the number of shares of Common Stock issued upon exercise of this Warrant on or prior to the date of the Event of Default

C = the Additional Warrant Shares into which this Warrant becomes exercisable

The components used in the calculation of Additional Warrant Share Price shall be appropriately adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, consolidations, mergers or similar events occurring after the Closing Date. As used above, “Warrant Percentage” shall mean a fraction, the numerator of which is the number of Warrant Shares (other than Additional Warrant Shares) into which this Warrant is exercisable as of the date on which this Warrant becomes exercisable for Additional Warrant Shares and the denominator of which is the number of Warrant Shares (other than Additional Warrant Shares) into which all then outstanding Stock Purchase Warrants (as defined below) are exercisable as of such date. Notwithstanding the foregoing, the initial exercise price for the Additional Warrant Shares shall be set such that in no event shall the weighted average exercise price for the Warrant Shares (including the Additional Warrants Shares) be less than the greater of (i) the closing price of the Common Stock as reported by the American Stock Exchange on the Closing Date or (ii) the book value per share of the Common Stock on the Closing Date (in each case, as adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, consolidations, mergers or similar events occurring after the Closing Date).

The number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Share Price are subject to adjustment from time to time as hereinafter set forth. As used herein, the term “Warrant” shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part and any warrant or warrants into which this Warrant may be divided or exchanged. As used herein, the term “Warrant Share Price” shall also refer to the Additional Warrant Share Price for the purchase of the Additional Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of even date hereof, by and among the Company, St. Cloud, Prolong Super Lubricants, Inc., a Nevada corporation, Prolong International Holdings Ltd., a Cayman Islands company, Prolong International Ltd., a Cayman Islands company, Bedford Oak Capital, L.P., a Delaware limited partnership, Bedford Oak Offshore, Ltd., a Cayman Islands company, and Aspen Ventures LLC, a New York limited liability company (the “Securities Purchase Agreement”).

1. Exercise; Payment for Ownership Interest.

1.1 Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after the date hereof and prior to 5 p.m. California time on the earlier to occur of November 24, 2013 or thirty (30) days after the date that the Company delivers to each Holder an expiration notice (as described in and in accordance with Section 10 hereof) (such earlier date, the “Expiration Date”) by presentation and surrender of this Warrant to the principal offices of the Company, or at the office of its Transfer Agent (as defined in Section 9 hereof), if any, together with the Purchase Form attached hereto, duly executed, and accompanied by payment to the Company of the Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised; provided, however, that in the event of any merger, consolidation or sale of all or substantially all the assets of the Company resulting in any distribution to the Company’s stockholders, prior to the Expiration Date, the Holder shall have the right to exercise this Warrant commencing at such time through the Expiration Date into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. Any transfer of Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a stockholder of the Warrant Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which the exercise is being made, notwithstanding that the stock transfer books of the Company shall be then closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

1.2 All or any portion of the Warrant Share Price may be paid by surrendering Warrants effected by presentation and surrender of this Warrant to the Company, or at the office of its Transfer Agent, if any, with a Cashless Exercise Form annexed hereto duly executed (a “Cashless Exercise”). Such presentation and surrender shall be deemed a waiver by the Company of the Holder’s obligation to pay all or any portion of the aggregate Warrant Share Price in cash. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the Fair Market Value (as defined below) and the Warrant Share Price, and the denominator of which shall be the Fair Market Value. For purposes of any computation under this Warrant, the “Fair Market Value” per share of Common Stock at any date shall be deemed to be the average for the ten (10) consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the American Stock Exchange or such other principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq SmallCap Market or the Nasdaq National Market, or if not then included for quotation on the Nasdaq SmallCap Market or the Nasdaq National Market, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be, or if not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the independent members of the Board of Directors of the Company.

1.3 If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares. If this Warrant shall be exercised in part and, at the time of such exercise, is exercisable for Additional Warrant Shares that have a different Warrant Share Price, then Holder shall specify the extent (if any) to which it is exercising this Warrant to acquire such Additional Warrant Shares. Upon any exercise and surrender of this Warrant, the Company (a) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the Fair Market Value of such fractional Warrant Share, and (b) will deliver to the Holder such other securities, properties or cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Anti-Dilution Provisions. The Warrant Share Price in effect at any time and the number and kind of securities issuable upon exercise of this Warrant and the Warrant Share Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

2.1 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization, reclassification or any other change of capital stock of the

Company, or any consolidation or merger of the Company with another person, or the sale or transfer of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made by the Company, in accordance with this Section 2.1, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in addition to or in exchange for, as applicable, the Warrant Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument (a) the obligation to deliver to the Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and (b) all other obligations of the Company under this Warrant. The provisions of this Section 2.1 shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or transfer, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 2 hereof.

2.2 Stock Dividends and Securities Distributions. If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Common Stock (a) securities (including rights, warrants, options or another form of convertible securities) other than securities of the Company, (b) property, other than cash, or (c) cash, without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities, property and cash which the Holder would hold on the date of such exercise if, on the date of the distribution, the Holder had been the holder of record of the shares of Common Stock issued upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Common Stock and the securities, property and cash receivable by the Holder during such period, subject, however, to the Holder agreeing to any conditions to such distribution as were required of all other holders of shares of Common Stock in connection with such distribution.

2.3 Other Adjustments. In addition to those adjustments set forth in Section 2.1 and Section 2.2, but without duplication of the adjustments to be made under such Sections, if the Company:

(a) makes a distribution on its Common Stock in shares of its Common Stock;

(b) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

(c) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

(d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; and/or

(e) issues, by reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two (2) or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

The adjustment to the number of Warrant Shares purchasable upon the exercise of this Warrant described in this Section 2.3 shall be made each time any event listed in paragraphs (a) through (e) of this Section 2.3 occurs.

Simultaneously with all adjustments to the number and/or kind of securities, property and cash under this Section 2.3 to be issued in connection with the exercise of this Warrant, the Warrant Share Price will also be appropriately and proportionately adjusted.

(f) In the event that at any time, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 2.1 and Section 2.2 above.

2.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted Warrant Share Price or adjusted number of shares of Common Stock, if any, issuable upon exercise of each Warrant, describing the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, and to its Transfer Agent. Any Holder of this Warrant may change his address by written notice to the Company at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the Holder) requesting such change.

2.5 Other Notices. If at any time:

(a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or warrants to purchase, securities of the Company;

(b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least fifteen (15) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days’ prior written notice of the date when the same shall take place if no stockholder vote is required and at least fifteen (15) days’ prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give the notice referred to herein shall not affect the validity or legality of the action which should have been the subject of the notice.

2.6 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate on order to protect the rights of the registered holder of this Warrant against impairment.

3. No Voting Rights. This Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

4. Warrants Transferable. Subject to the transfer restrictions in the Securities Purchase Agreement and the Investors’ Rights Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (a) pursuant to an exemption from registration under the 1933 Act and the Company shall have received an opinion of counsel to such effect, or (b) pursuant to the registration of this Warrant or the Warrant Shares under the 1933 Act.

5. Warrants Exchangeable; Assignment; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, without expense, upon surrender hereof by the Holder hereof at the principal offices of the Company, or at the office of its Transfer Agent, if any, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares as shall be designated by such Holder hereof at the time of such surrender. Upon surrender of this Warrant to the Company at its principal office, or at the office of its Transfer Agent, if any, with an instrument of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, or at the office of its Transfer Agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

6. Legends. Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

7. Modifications and Waivers. The terms of this Warrant may be amended, modified or waived only by (i) the written agreement of the Company and the Holder or (ii) the written agreement of the Company and the holders of a Majority of Warrants. “Majority of Warrants” shall mean holders of Stock Purchase Warrants (as defined below) that would, upon exercise of the outstanding Stock Purchase Warrants, hold a majority of the Warrant Shares issued upon such exercise. “Stock Purchase Warrants” shall mean all warrants issued to the Purchasers under the Securities Purchase Agreement.

8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of this Warrant and the Warrant Shares.

The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant.

The Company or, if appointed, the Transfer Agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 2.4 hereof.

The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

10. Expiration Notice. Upon St. Cloud’s sale of eighty percent (80%) of the Warrant Shares to an unaffiliated third party, St. Cloud shall provide written notice to the Company of such event. At any time thereafter, the Company shall have the right to send a notice to Holder in writing stating that such sale has been consummated and that the Expiration Date shall occur thirty (30) days following delivery of such notice to Holder.

11. Registration Rights. Subject to the restrictions set forth therein, the Holder shall be entitled to the registration rights with respect to the Warrant Shares as set forth in the Investors’ Rights Agreement.

12. Equity Participation. This Warrant is issued in connection with the Securities Purchase Agreement. It is intended that this Warrant constitute an equity participation under California law and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Securities Purchase Agreement, or any other agreement or document executed in connection with the Securities Purchase Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Securities Purchase Agreement, or any other document or instrument executed in connection with the Securities Purchase Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note and, following full payment of the Note, shall be returned to the Company.

13. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of California, and the rights of the parties shall be governed by, the law of such State.

14. Severability. If any provision of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15. No Strict Construction. The Company hereby waives the benefit of any statute or rule of law or judicial decision, including without limitation California Civil Code § 1654, which would otherwise require that the provisions of this Warrant be construed or interpreted most strongly against the party responsible for the drafting thereof.

[SIGNATURE PAGE FOLLOWS]

Execution Copy

IN WITNESS WHEREOF, this Warrant has been executed as of the 24th day of November, 2003.

PROLONG INTERNATIONAL CORPORATION

By:	/s/ Elton Alderman
Name: Elton Alderman
Title: President and Chief Executive Officer